UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 17, 2004



                           CREDITRISKMONITOR.COM, INC.
             (Exact name of registrant as specified in its charter)



    NEVADA                              1-8601                    36-2972588
(State or other                       (Commission                (IRS Employer
jurisdiction of                      File Number)               Identification
incorporation)                                                       No.)



     110 Jericho Turnpike, Suite 202, Floral Park, NY              11001-2019
         (Address of  principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (516) 620-5400

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

        99. 1 Press Release dated May 17, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information in this Form 8-K and the exhibit attached hereto shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

As required by Item 12, attached hereto as Exhibit 99.1 is the Company's press release, dated May 17, 2004, containing certain financial information regarding the Company for the three months ended March 31, 2004.

Exhibit 99.1 includes references to the Company's pro forma net income, which as noted in such Exhibit, excludes the effects of Litigation expenses recorded during the applicable periods. A reconciliation of this non-GAAP financial measure to what the Company believes is the most directly comparable U.S. GAAP financial measure is provided in such Exhibit.

Management believes that pro forma net income is relevant and useful information as it is a metric to measure the Company's ongoing operating performance. The Company believes this non-GAAP financial measure provides additional perspective on the Company's underlying business trends and provides useful information to investors by excluding amounts from the Company's results that the Company believes are not indicative of ongoing operating results.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           CREDITRISKMONITOR.COM, INC.



Date: May 17, 2004                          By:  /s/  Lawrence Fensterstock
                                                 ----------------------------
                                                      Lawrence Fensterstock
                                                      Chief Financial Officer